Exhibit 3.1

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Tristar Acquisitions I Corp.

Collas Crill Corporate Services Limited

Willow House, Cricket Square

P.O. Box 709, Grand Cayman, KY1-1107

Cayman Islands

Tel: 345-949-4544

Fax: 345-949-8460

THE COMPANIES ACT (2021 REVISION)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

TRISTAR ACQUISITION I CORP.

1	The name of the Company is Tristar Acquisition I Corp..

2

The Registered Office of the Company shall be at the offices of Collas Crill Corporate Services Limited, PO Box 709, Second Floor, Willow House, Grand Cayman, KY1-1107, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3

Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (2021 Revision) (the “Statute”) or any other law.

4

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Statute.

5

If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands and shall not make any invitation to the public of the Cayman Islands to subscribe for any of its shares unless it is listed on the Cayman Islands Stock Exchange; save that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

7

The share capital of the Company is US$10,100 divided into 90,000,000 Class A ordinary shares of a par value of US$0.0001 each, 10,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each with power for the Company, subject to the provisions of the Statute and the Articles of Association, to redeem any of its shares and to increase or reduce the said capital and to issue any part of its capital, original, redeemed, increased or reduced, with or without any preference, priority or special privilege or subject to postponement of rights or to any conditions or restrictions and so that, unless the condition of the shares shall otherwise expressly declare, every issue of shares, whether declared to be ordinary or otherwise, shall be subject to the power hereinbefore contained.

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8

If the Company is exempted it shall, subject to the provisions of the Statute and the Articles of Association, have power to register by way of continuation as a body corporate under the laws of any jurisdiction and to be deregistered in the Cayman Islands.

9	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

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We, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Statute, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 5th day of March 2021

SIGNATURE, NAME, OCCUPATION,	NUMBER OF SHARES
AND ADDRESS OF SUBSCRIBER	TAKEN BY SUBSCRIBER

Collas Crill Corporate Services Limited, a Cayman Islands
Company of Willow House, Cricket Square,
P.O. Box 709, Grand Cayman KY1-1107
Cayman Islands	One Class B Ordinary Share

by:
Jane Magis

(Sgd.)
Kim Lewis

Witness to the above signature:

Address:	Willow House, Cricket Square,
P.O. Box 709. Grand Cayman KY1-1107
Cayman Islands

Occupation:	Corporate Administrator

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THE COMPANIES ACT (2021 Revision)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

TRISTAR ACQUISITION I CORP.

1.	TABLE A

1.01	The regulations in Table A in the Schedule to the Companies Act (2021 Revision) do not apply to this company.

2.	INTERPRETATION

2.01	In these Articles where the context permits:

“Articles” means these Articles of Association as altered from time to time;

“Auditors” means the auditors for the time being of the Company;

“Business Combination” means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”), which Business Combination: (a) must occur with one or more target businesses that together have an aggregate fair market value of at least 80 per cent of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into such Business Combination; and (b) must not be effectuated with another “blank check” company or a similar company with nominal operations.

“circular resolution” means a resolution passed in accordance with these Articles without a meeting;

“Class A Share” means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class B Share” means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company.

“class meeting” means a separate meeting of the holders of a class of shares;

“clear days” in relation to notice of a meeting means days falling after the day on which notice is given or deemed to be given and before the day of the meeting;

“Company” means the above-named company;

“Directors” means the directors, or the sole director, for the time being of the Company;

“Dividend” means any dividend (whether interim or final) resolved to be paid on shares pursuant to the Articles.

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“Electronic Record” has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act” means the Electronic Transactions Act (2003 Revision) of the Cayman Islands.

“Equity-linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“holder” in relation to a share of the Company means the member or members for the time being registered in the Register as the holder of the share;

“IPO” means the Company’s initial public offering of securities.

“Member” has the same meaning as in the Statute.

“Memorandum” means the memorandum of association of the Company.

“month” means calendar month;

“ordinary resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a circular resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles;

“paid-up” means paid-up or credited as paid-up;

“Preference Share” means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Register” means the register of members of the Company maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members;

“Registered Office” means the registered office for the time being of the Company;

“Seal” means the common seal or any official or duplicate seal of the Company;

“Secretary” means the secretary or assistant secretary for the time being of the Company (if any);

“share” means a Class A Share, a Class B Share or a Preference Share and includes a fraction of a share in the capital of the Company;

“special resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a majority of two thirds of the votes cast, as provided in the Statute, or a circular resolution;

“Statute” means the Companies Act (2021 Revision) of the Cayman Islands and every modification or re-enactment thereof for the time being in force;

“Subscriber” means the subscriber to the Memorandum.

“Treasury Share” means a share held in the name of the Company as a treasury share in accordance with the Statute.

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“Trust Account” means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited.

“written” and “in writing” import all methods of representing, reproducing or communicating words or numerals in permanent visible form, including printing, lithography, photography, telecopying, telexing, email and any other electronic means acceptable to the Directors, including in the form of an Electronic Record;

“year” means calendar year.

2.02	In these Articles where the context permits:

(a)	words importing the singular number include the plural and vice versa;

(b)	words importing the masculine gender include the feminine gender and vice versa;

(c)	words importing persons include companies or associations or bodies of persons, corporate or unincorporate;

(d)	the word “may” is permissive; the word “shall” is imperative;

(e)	a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(i)

any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act.

2.03	Subject as aforesaid, words defined or used in the Statute have the same meaning in these Articles.

2.04	The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

2.05	In these Articles sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	PRELIMINARY

3.01	The Company may commence business immediately upon registration pursuant to the Statute.

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3.02	The Company may ratify any contract or other transaction entered into in its name or on its behalf prior to registration.

3.03

The preliminary expenses of incorporating the Company shall be paid by the Company, including any expenses concerned with the issue of shares by the Company or with any contract or transaction ratified pursuant to the foregoing Sub-Article. The preliminary expenses may be charged to income or capital or amortised over any period as the Directors think fit.

4.	CLASSIFICATION OF SHARES

4.01

Subject to the Memorandum of Association and subject to any directions of the Company in general meeting, the unissued shares of the Company may from time to time be divided or sub-divided into such classes, or re-classified, and be issued with such preferred, deferred or other special rights, privileges, restrictions or obligations, whether in regard to dividend, voting, transfer, forced sale, conversion, winding-up entitlement or otherwise as the Directors think fit. This Sub-Article is without prejudice to other provisions of these Articles restricting the variation of rights attached to shares already in issue.

4.02

The rights attached to any class of shares may (unless otherwise provided by the terms of issue of the shares of that class), whether or not the Company is being wound up, be varied or abrogated without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

4.03

For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of shares as forming one class of shares if the Directors consider that such class of shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of shares.

4.04

The rights conferred upon the holders of the shares of any class shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking equally with them.

5.	ISSUE OF SHARES AND OTHER SECURITIES

5.01

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares (including fractions of a share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or

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otherwise dispose of shares (including fractions of a share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion set out in the Articles.

5.02

The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or other securities in the Company on such terms as the Directors may from time to time determine.

5.03

The Company may issue units of securities in the Company, which may be comprised of whole or fractional shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or other securities in the Company, upon such terms as the Directors may from time to time determine

5.04

Fractions of a share may be issued if the Directors think fit. The holder of a whole Share (or a fraction of a share), if fully paid-up, may divide it into fractions for the purpose of a transfer, redemption or other disposition, provided that, without the prior approval of the Directors, the holder may only create a fraction which can be expressed as a whole number of hundredths of a whole share. Subject to the terms of issue of the fraction, or of the whole share from which it was derived, a fraction of a share shall carry the corresponding fraction of all the attributes of a whole share.

5.05	Subject to the Statute, shares need not have distinguishing numbers.

5.06

The Directors may pay or authorise payment of a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but a commission exceeding ten percent of the price at which the shares are issued, or to be issued, shall not be paid without the sanction of an ordinary resolution.

5.07	The Company shall not issue bearer shares.

6.	REGISTER OF MEMBERS AND RECORD DATES

6.01	The Register shall be kept in accordance with the Statute. If the Company is exempted the Register may be kept outside the Cayman Islands at such place as the Directors shall appoint.

6.02	The Company may keep one or more duplicates of the Register in such place or places as the Directors think fit but in the event of a discrepancy the main Register shall prevail.

6.03	The Company shall not be bound to register more than four persons as the joint holders of any share.

6.04

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction no person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

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(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)

the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)

the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

6.05	The Company may, without the necessity of giving any notice, close the Register for any period or periods not exceeding in the aggregate forty days in each year.

6.06

In lieu of or apart from closing the Register the Directors may fix a date as the record date for determining members entitled to receive notice of a general meeting or a class meeting or for determining members entitled to vote at any such meeting or for determining members entitled to receive a dividend or other distribution or for determining members for any other purpose; but, unless so fixed, the record date shall be as follows:

(a)	as regards the entitlement to receive notice of a meeting or notice of any other matter, the date of despatch of the notice;

(b)	as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting;

(c)	as regards the entitlement to a dividend or other distribution, the date of the Directors’ resolution declaring the same.

7.	SHARE CERTIFICATES

7.01

Share certificates shall be in such form as the Directors determine provided that a share certificate shall specify the name of the holder and the number and class of shares to which it relates and the amount paid up thereon. Share certificates may not be issued in bearer form.

7.02

Share certificates may be issued under hand by such person or persons authorised by the Directors to do so or, if applicable, the Seal affixed in accordance with these Articles provided that the Directors may authorise share certificates to be issued with the Seal or the authorised signature(s) affixed or represented by printing or other mechanical process.

7.03

Every person whose name is entered as a member in the Register shall be entitled on request to one certificate for all his shares of each class or, upon payment of a fee not exceeding ten United States dollars per additional certificate, to several certificates, each representing a part of his holding. A member, whose holding of shares has been reduced by transfer, redemption or otherwise shall be entitled on request to a certificate for the balance.

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7.04

In the case of joint holders the Company shall not be bound to issue more than one share certificate; and delivery of the certificate to one of the holders shall be sufficient delivery to all the holders.

7.05

A member wishing to exercise his rights, if any, to transfer or redeem shares in accordance with these Articles may do so only upon surrendering to the Company the share certificate(s), if any, representing such shares.

7.06

If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence and indemnity and the payment of expenses of the Company in connection with the request (including the investigation of evidence) as the Directors think fit.

8.	TRANSFER OF SHARES

8.01	Subject to Article 5.01, transfers of shares shall be in writing in any usual or common form in use in the Cayman Islands or in any other form approved by the Directors.

8.02	A share transfer shall be signed by or on behalf of the transferor and, in the case of partly paid shares, by the transferee also.

8.03	The transferor of a share shall be deemed to remain the holder of the share until the name of the transferee is entered into the Register in respect thereof.

8.04

Subject to Article 5.01 and any special terms of issue of the shares, the Directors may in their absolute discretion decline to register a transfer of shares without assigning any reason therefor. If the Directors decline to register a transfer, they shall notify the transferee within thirty days after their decision.

8.05

In the case of a transfer of shares issued subject to special restrictions or requirements as to transfer the Directors may, as a condition of approval or registration, require the transferor to reimburse the Company for all expenses incurred in connection with the transfer.

8.06	The registration of transfers shall be suspended during any period in which the Register is closed in accordance with these Articles.

9.	TRANSMISSION OF SHARES

9.01

Following the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to the shares previously held by the deceased, but nothing in this Article shall release the estate of the deceased from any liability in respect of shares which had been held by him, whether solely or jointly.

9.02

A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law may upon producing such evidence of his title as the Directors may require, elect either to be registered himself as the holder of the share or to make such transfer of the share as the holder could have made, but in either case the Directors shall have the same right to decline or suspend registration as they would have had in the case of a transfer by the holder. An election pursuant to this Sub-Article to be registered as holder shall be made in writing signed by or on behalf of the person making the election.

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9.03

A person entitled to make an election pursuant to the foregoing Sub-Article shall, pending election, have the right to receive (and to give a good discharge for) all monies payable in respect of the share, the same right (if any) as the holder to call for the redemption of the share, and the same right as the holder to enter into an agreement for the purchase of the share by the Company; but such person shall not be entitled to receive notice of, or attend or vote at, general meetings or class meetings of the Company nor, save as aforesaid, to any of the rights or privileges of a member; and the Directors may at any time give him notice requiring election pursuant to the foregoing Sub-Article and, if there is no election within ninety days of the notice, the Directors may thereafter withhold all monies payable in respect of the share until such time as the election is made.

10.	REDEMPTION OF SHARES

10.01

Subject to the Statute, the Company is hereby authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder; but, save for shares declared to be redeemable by the Memorandum of Association, the Directors shall not issue redeemable shares without the sanction of an ordinary resolution.

10.02

The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.

10.03

Unless fixed by the ordinary resolution sanctioning its issue the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

10.04	Unless otherwise provided or directed by the ordinary resolution sanctioning the issue of the shares concerned:

(a)	every share certificate representing a redeemable share shall indicate that the share is redeemable;

(b)	in the case of shares redeemable at the option of the holder a redemption notice from the holder may not be revoked without the agreement of the Directors;

(c)

at the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the holder any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance);

(d)	the redemption price may be paid in any manner authorised by these Articles for the payment of dividends;

(e)	subject as aforesaid, the Directors may determine as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

10.05	No share may be redeemed unless it is fully paid-up.

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11.	PURCHASE OF SHARES BY THE COMPANY

11.01

Subject to the Statute, the Directors may on behalf of the Company purchase any share of the Company (including a redeemable share) by agreement with the holder or pursuant to the terms of issue of the share, and may make payments in respect of such purchase out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.

11.02

Shares purchased or redeemed by the Company, or surrendered, may be cancelled and shall cease to confer any right or privilege on the seller, or may be determined by the Directors to be Treasury Shares. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on terms as they determine to be proper, including for nil consideration.

11.03	No share may be purchased by the Company unless it is fully paid-up.

12.	CALLS ON SHARES AND FORFEITURE

12.01

If a share has been issued partly paid (or nil paid), then, subject to the terms of issue, the Directors may from time to time make calls upon the holder in respect of the monies unpaid on the share, whether in respect of the nominal value or the premium (if any), and, subject as aforesaid:-

(a)	the holder shall be given written notice of the call;

(b)	the date for payment of the call shall be not less than thirty days after the date of the notice of call;

(c)	payment of the call shall be made at the Registered Office or such other place as shall be specified in the notice of call;

(d)	a call may be made payable by installments;

(e)	a call may be revoked or postponed;

(f)	the Directors may differentiate between holders of different shares as to the time or amount of calls;

(g)	if full payment pursuant to a call is not made on or before the due date, interest may in the Directors’ discretion be charged at a rate not exceeding ten percent per annum;

(h)

if payment pursuant to a call is not made on or before the due date, the Directors may, in addition to interest under the foregoing paragraph, require the holder to indemnify the Company for any expenses incurred by reason of non-payment, including expenses incurred in enforcing the Company’s rights under these Articles;

(i)	the joint holders of a share shall be jointly and severally liable for all calls (and interest and other monies due in respect of calls) on the share;

(j)

a holder may not require the Company to make a call on his shares or, in the absence of a call, pay up any amount unpaid on his shares, but the Directors may accept advances from the holder to be applied against future calls on such terms as to interest and repayment as the Directors may determine.

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12.02

Any sum which by the terms of issue of a share becomes payable upon issue or at any fixed date, whether in respect of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to have been duly called and to be immediately payable and, in the event of non-payment, all the provisions of these Articles as to the payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

12.03

If full payment pursuant to a call is not made on or before the due date, the Directors may at any time thereafter give the holder a forfeiture notice stating the amount which remains unpaid (including any accrued interest and expenses owed to the Company by reason of non-payment) and appointing the day, not less than fourteen days after the date of the forfeiture notice, on which the shares shall be forfeited unless payment of the stated amount has by then been paid in full. If the stated amount has not by then been paid in full the shares shall be forfeited accordingly.

12.04

In the event of forfeiture the holder shall cease to be a member in respect of the forfeited shares and shall cease to have any right, title or interest in or to the shares but shall remain liable for all amounts due before forfeiture; and the Company may enforce such liability without making any allowance for the value of the shares at the time of forfeiture.

12.05

A forfeited share shall become the property of the Company and may be sold, reallotted, held as a Treasury Share or otherwise disposed of for the benefit of the Company to such person or persons, upon such terms and in such manner as the Directors think fit. Without limiting the foregoing generality, the Directors may determine whether and to what extent the share shall be treated as paid-up by payments made, or credited as made, thereon prior to forfeiture.

12.06	At any time before the sale, re-allotment or other disposal of a forfeited share the Directors may cancel the forfeiture on such terms as they think fit.

12.07

A note in the Register or a certificate under the hand of the Secretary that a share has been forfeited at a stated time shall be conclusive evidence of those facts in favour of any person to whom the share is sold, re-allotted or disposed of, and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal.

13.	LIEN ON SHARES

13.01

The Company shall have a first and paramount lien and charge on all shares, whether or not fully paid-up, for all the debts and obligations of the holder (or, in the case of joint holders, of any one or more of the joint holders) but the Directors may at any time waive the lien generally or as regards any particular debt or obligation or category of debts or obligations.

13.02	The registration of a transfer of shares shall operate as a waiver of the Company’s lien thereon in respect of the debts or obligations of the transferor.

13.03	The Company’s lien on a share shall extend to all dividends and other monies and benefits payable in respect of the share.

13.04

The Company may sell any share on which the Company has a lien if an amount secured by the lien is presently payable but not until the expiration of fourteen days after written notice to the holder stating and demanding payment of the said amount and stating the Directors’ intention of effecting a sale.

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13.05

A sale by the Company pursuant to the foregoing Sub-Article shall be effected in such manner as the Directors think fit; and the Directors may authorise some person to do and execute such transfers and other documents and things on behalf of the holder as may appear to the Directors necessary or desirable for the purpose of carrying out the sale and entering the purchaser or purchasers in the Register.

13.06

The proceeds of a sale by the Company pursuant to this Article shall be applied in payment of the amount secured by the lien which is presently payable and the balance, if any, shall be paid to the person who was the holder of the shares before the sale unless there are debts or obligations of that person, not presently payable, which were secured by the lien on the shares, in which case the Company shall have the same lien and charge on the said balance of the proceeds of sale as it had on the shares.

14.	ALTERATION OF CAPITAL

14.01

Subject to the Statute the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company is exempted and has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient. All new shares shall be subject to the provisions of these Articles concerning calls, forfeiture, lien, transfer, transmission, disposal by the Directors and otherwise as the original shares.

14.02	Subject to the Statute, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(c)

cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

For the avoidance of doubt it is declared that paragraphs (a) and (b) above do not apply if the Company is an exempted company and its shares have no par value.

14.03	Subject to the Statute, the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.

15.	ALTERATION OF REGISTERED OFFICE, NAME AND OBJECTS

15.01	Subject to the Statute, the Company may by resolution of its Directors change the location of its Registered Office.

15.02

Subject to the Statute, the Company may from time to time by special resolution change its name or alter its objects or make any other alteration to its Memorandum of Association for which provision has not been made elsewhere in these Articles.

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16.	GENERAL MEETINGS

16.01

The Company may, but shall not (unless required by the Statute) be obliged to, in each year, hold an annual general meeting, and shall specify the meeting as such in the notices calling it. The time and place of Annual General Meetings shall be determined by the Directors.

16.02

All general meetings other than annual general meetings shall be called Extraordinary General Meetings. The Directors may call or authorise the calling of an Extraordinary General Meeting whenever they think fit.

17.	REQUISITION OF GENERAL MEETINGS

17.01

The Directors shall call an Extraordinary General Meeting on the requisition of members holding at the date of the requisition not less than one tenth in number of the issued shares of the Company for the time being carrying the right to vote at general meetings of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

17.02

If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an Extraordinary General Meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an Extraordinary General Meeting; but any meeting so called shall not be held more than ninety days after the requisition. An Extraordinary General Meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

17.03

The Directors shall not be treated for the purpose of this Article 17 as having duly proceeded to convene a general meeting if they convene a general meeting for a date more than 28 days after the date of the notice convening the general meeting.

18.	NOTICE OF GENERAL MEETINGS

18.01	At least five clear days’ notice in writing shall be given of a general meeting to all members entitled as at the record date for the notice provided that:

(a)

an Extraordinary General Meeting may be called by shorter notice (but not shorter than two clear days) if so agreed by a member or members (or their proxies or representatives) holding in the aggregate, as at the record date for the meeting, shares conferring the right to cast seventy-five percent of the votes that could be cast on a poll if all members so entitled attended the meeting;

(b)

an Annual General Meeting or an Extraordinary General Meeting may be held without notice and without observing any of the requirements or provisions of these Articles concerning general meetings if so agreed by all the members (or their proxies or representatives) entitled as at the date of the meeting to attend and vote at general meetings;

and agreement for the purposes of the foregoing paragraphs (a) or (b) may be reached before, during or within thirty days after the meeting concerned.

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18.02	The notice of a general meeting shall specify:

(a)	the place, the day and the hour of the meeting and, if different, the record date for determining members entitled to attend and vote; and

(b)

the general nature of any special business to be conducted at the meeting; and for this purpose all business shall be deemed special which is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting with the exception of the consideration and approval of the report of the Directors, the financial statements of the Company and the report of the Auditors (if any), and the election or re-election of the Auditors and approval of their remuneration.

18.03	The Directors and the Auditors, if any, shall be entitled to receive notice of, and to attend and speak at, any general meeting of the Company.

18.04	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

19.	PROCEEDINGS AT GENERAL MEETINGS

19.01

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members entitled to vote, present in person or by proxy, shall be a quorum provided that, if the Company has only one member entitled to vote, that member, present in person or by proxy, shall be a quorum.

19.02

If within half an hour from the time appointed for a meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the member or members present shall be a quorum.

19.03

The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company; or, if there is no such chairman or if he shall not be present at the time appointed for the meeting, or if he is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting; or, if no Directors are present at the time appointed for the meeting or no Director is willing to act as chairman, then the members present shall choose one of their number to be chairman of the meeting.

19.04

The chairman may, with the consent of any general meeting duly constituted, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

19.05

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by the chairman or any member entitled to vote, present in person or by proxy. Unless a poll is so demanded, a declaration by the chairman that a

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resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

19.06

If any votes are counted which ought not to have been counted, or which might have been rejected, the error shall not vitiate the resolution unless pointed out at the same meeting, or at any adjournment thereof, and not in that case unless in the opinion of the chairman (whose decision shall be final and conclusive) it is of sufficient magnitude to vitiate the resolution.

19.07

If a poll is duly demanded, it shall be taken in such manner as the chairman directs. Without limiting the foregoing generality, the chairman may direct the use of ballot or voting papers, may appoint scrutineers and, subject to the next Sub-Article, may adjourn the meeting to some other time or place for the purpose of conducting the poll or declaring its result. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

19.08

A poll demanded on the election of a chairman and a poll demanded on a question of adjournment shall be taken forthwith. In any other case the poll shall be taken not more than thirty days after the date of the meeting or adjourned meeting at which the poll was demanded.

19.09	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

19.10	The demand for a poll may be withdrawn at any time before the taking of the poll, but in that case the chairman or any other member entitled to vote may then demand a poll.

19.11

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

20.	VOTES OF MEMBERS

20.01	Subject to any special rights or restrictions for the time being attached to any shares or any class of shares, every member as at the record date who is present in person or by proxy shall have:

(a)	on a show of hands one vote; and

(b)

on a poll one vote for each whole share (and a corresponding fraction of a vote for every fraction of a share) registered in his name in the Register as at the record date, provided that a partly paid share shall confer a fraction of a vote according to the proportion borne by the amount paid-up on the share to the total issue price (including share premium, if any).

20.02

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

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20.03	A member shall not be entitled to attend or vote at general meetings if and as long as any call or other sum in respect of shares is presently payable by him.

20.04

Subject to production of such evidence as the Directors may require, a member of unsound mind, or in respect of whom an order has been made by any court in the Cayman Islands or elsewhere having jurisdiction in lunacy may vote on a show of hands or on a poll by his committee, receiver, curator bonis, guardian or other person appointed by the court, and any such committee, receiver, curator bonis, guardian or other person may vote by proxy.

20.05

No objection shall be raised to the qualification of any voter except at the general meeting at which the vote objected to is given or tendered or at any adjournment thereof, and every vote not disallowed at such general meeting or adjournment shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

20.06	On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

20.07

A corporation, whether formed in the Cayman Islands or elsewhere, which is a member may authorise such person as it thinks fit to act as its representative at any general meeting of the Company and the person so authorised shall be entitled to exercise the same voting and other powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. A corporation whose representative is present at a meeting shall itself be deemed to be present in person at the meeting and shall be counted towards the quorum. Nothing in this Article shall be construed as preventing a corporation from appointing a proxy.

21.	PROXIES

21.01

The appointment of a proxy shall be by written instrument under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, either under the corporation’s seal or under the hand of an officer or attorney duly authorised.

21.02	A proxy need not be a member of the Company.

21.03	The instrument appointing a proxy may be in any usual or common form or otherwise acceptable to the chairman of the meeting for which the instrument is first presented.

21.04

The instrument appointing a proxy may contain restrictions or directions as to the manner in which, or the matters upon which, the proxy may vote, but subject thereto the proxy may vote on any matter in such manner as the proxy thinks fit and may exercise the same powers as his appointor could exercise if present, including the power to demand a poll.

21.05

The instrument appointing a proxy may be expressed to be for a particular meeting or particular meetings or to be effective generally until revoked. An appointment for a particular meeting or meetings shall be presumed, in the absence of clear provision to the contrary, to extend to any adjournment of such meeting or meetings.

21.06

The instrument appointing a proxy (and any power of attorney or other authority under which it is signed, or a notarially certified copy of such authority) shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice of meeting; and such deposit shall be made no later than the time for holding

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the meeting, provided that the Directors may in giving notice of the meeting stipulate that instruments of proxy shall be deposited up to forty-eight hours before the time for holding the meeting. Such deposit may be made by telecopier transmission, but may be disallowed at or before the meeting by the Directors or the chairman of the meeting if in his or their opinion there are material doubts as to authenticity or content. The chairman of the meeting may at his discretion direct that the deposit of an instrument of proxy (or other requisite document) shall be deemed to have been duly made, if satisfied that the instrument of proxy duly signed (or other requisite document) is in the course of transmission to the Company.

21.07

A proxy shall have no powers, as such, at any meeting at which his appointor is present in person or, being a corporation, by a duly authorised representative. If two or more proxies are present at a meeting and in accordance with their terms of appointment seek to vote on the same matter in respect of the same shares, the chairman shall in his absolute discretion decide which vote to accept and which vote or votes to disallow, or he may disallow all such votes.

21.08

The Directors may at the expense of the Company send to the members instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or (but only if such instruments are sent to all members entitled to attend and vote) nominating one or more Directors or other persons.

21.09

All resolutions passed at a general meeting shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a proxy or that the appointment had been revoked or otherwise terminated prior to the meeting, be as valid as if every such proxy had been and remained duly appointed.

22.	CIRCULAR RESOLUTIONS OF THE MEMBERS

22.01

A resolution in writing, in one or more counterparts, signed by all the members for the time being entitled to receive notice of and attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly called and held, and shall satisfy any requirement of these Articles for a resolution to be passed by the Company in general meeting.

23.	CLASS MEETINGS

23.01

All the provisions of these Articles regulating Extraordinary General Meetings (as to call, requisition, notice, proceedings, votes, proxies, circular resolutions and otherwise) apply equally to class meetings save only that references to members shall be construed as references to members holding shares of the relevant class.

24.	APPOINTMENT OF DIRECTORS

24.01

By ordinary resolution the Company may set a lower limit or an upper limit on the number of Directors and may from time to time vary any such limit; subject as aforesaid, there shall be at least one Director and there shall be no upper limit.

24.02	There shall be no shareholding qualification for Directors unless prescribed by special resolution.

24.03	The first Directors shall be appointed in writing by the subscribers of the Memorandum of Association or a majority of them.

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24.04

The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.

24.05	The Company may from time to time by ordinary resolution appoint any person to be a Director and may in like manner remove any Director from office, whether or not appointing another in his stead.

24.06

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent Annual General Meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

24.07	Without prejudice to other provisions of these Articles for the retirement or removal of Directors, the office of a Director shall be vacated:

(a)	if the Director resigns as Director by notice to the Company in writing signed by him;

(b)	if the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	if the Director becomes of unsound mind or an order for his detention is made under the Mental Health Act or any analogous law of a jurisdiction outside the Cayman Islands; or

(d)

if the Director absents himself or herself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him); or from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(e)

all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

25.	REMUNERATION OF DIRECTORS

25.01

Subject to any direction that may be given by the Company in general meeting, the remuneration of the Directors shall be in such amount or at such rate, and upon such terms as the Directors may from time to time determine. Special remuneration may be agreed with or given to any Director who has undertaken, or is required to undertake, any special work, service or mission beyond the ordinary routine work of a Director.

25.02

An Alternate Director shall not be remunerated as such by the Company provided that he may, if the Directors think fit, be remunerated for any special work, service or mission beyond the ordinary routine work of a Director or Alternate Director.

26.	TRANSACTIONS WITH DIRECTORS

26.01

A Director may hold any other executive or non-executive office or place of profit in or under the Company, other than the office of Auditor, on such terms as to tenure, remuneration, indemnity and otherwise as the Directors may determine.

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26.02	A Director may act by himself or his firm in a professional capacity for the Company and shall be entitled to the same remuneration, indemnity and other privileges as if he were not a Director.

26.03

A Director may be a member or director or hold any other executive or non-executive office or place of profit in or under any company or association promoted by the Company or in which the Company may be interested or associated, and may exercise and enjoy the rights, privileges and benefits of any such position without being accountable in any way to the Company.

26.04

No person shall be disqualified from the office of Director by, or be prevented by such office from, contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract (or any other contract or arrangement entered into by or on behalf of the Company in which a Director shall be in any way interested) be liable to be avoided, nor shall any Director be liable to account to the Company for any profit realised by any such contract or arrangement; but the nature of his interest shall be disclosed by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at that time interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he becomes so interested.

26.05

A Director may vote in respect of any contract, arrangement or other matter which may be proposed, notwithstanding that he has an interest therein provided that the nature of his interest shall have been disclosed to the Directors prior to the Directors’ resolution.

26.06

For the avoidance of doubt it is declared that a Director shall be regarded as having an interest in any matter in which he has a duty conflicting with his duty to the Company, and also in any proposal to ratify a contract or transaction entered into by him in the name or on behalf of the Company prior to its registration.

26.07

A general notice that a Director is a shareholder, director or officer of, or otherwise interested in, a specified company or association and is to be regarded as interested in any transaction with such company or association shall be a sufficient disclosure for the purposes of this Article and thereafter it shall not be necessary to give any further notice relating to a particular transaction with that company or association.

26.08	The Company may from time to time by ordinary resolution impose and vary rules more or less restrictive of Directors having conflicting interests.

26.09

The provisions of this Article concerning Directors apply equally to Alternate Directors. For the purposes of this Article an interest of a Director shall be deemed to be an interest of his Alternate Director, and vice versa.

27.	ALTERNATE DIRECTORS AND PROXIES

27.01

A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

27.02

The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

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27.03

An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

27.04	If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

27.05

Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

27.06

If so authorised by express provision in his notice of appointment, an Alternate Director may join in a circular resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

27.07

Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

27.08

A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by members shall apply equally to the appointment of proxies by Directors.

28.	PROCEEDINGS OF DIRECTORS

28.01

A meeting of the Directors for the time being at which a quorum is present (or, if there is a sole Director, such Director) shall be competent to exercise all or any of the powers and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

28.02	Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit.

28.03

A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. Notice thereof shall be given to each Director and Alternate Director in writing or by telephone or orally. Not less than five clear days notice shall be given save that all the Directors (or their Alternate Directors) may waive notice of the meeting at, before or after the meeting is held.

28.04

A meeting of the Directors may be held, and any Director may participate in a meeting, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are capable of hearing each other; and such participation shall be deemed to constitute presence in person at the meeting.

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28.05

The quorum necessary for the transaction of business at a meeting of the Directors may be fixed by the Directors and, unless so fixed at any other number, shall be two or, if there is only one Director for the time being in office, one.

28.06

For the avoidance of doubt it is declared that an Alternate Director shall not be entitled to attend or vote at a meeting of the Directors or be counted towards the quorum if his appointor be present; and the proxy of a Director shall not be so entitled or counted if either the appointing Director or his Alternate Director be present.

28.07

The Directors may at any time elect a chairman and, if they think fit, a deputy chairman and may determine the period for which they respectively are to hold office. Subject to any such determination, the Directors may at any time remove a chairman or deputy chairman from office. A chairman or deputy chairman shall automatically cease to hold office if for any reason he ceases to hold office as a Director.

28.08	Questions arising at a meeting of the Directors shall be decided by a majority of the votes cast. In the case of an equality of votes, the chairman shall have a second or casting vote.

28.09

The continuing Directors may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors or as the necessary quorum for meetings of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to the requisite number, or of summoning a general meeting of the Company, but for no other purpose.

28.10

All resolutions passed and other acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, Alternate Director or proxy, or that they or any of them were disqualified or had otherwise ceased to hold office, be as valid as if every such person had been duly appointed and qualified and continued to hold the office or position of Director, Alternate Director or proxy, as the case may be. This Article shall apply equally to a case in which there was no appointment as to the case in which there was a defective appointment.

28.11

A Director who is present at a meeting of the Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or he shall file his written dissent with the person acting as the secretary of the meeting before the adjournment thereof or shall send his written dissent to the Registered Office immediately after the meeting, provided that this right of dissent shall not apply in the case of a Director who voted in favour of the action.

28.12	A resolution in writing, in one or more counterparts, signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held.

29.	MINUTES AND REGISTERS

29.01

In accordance with the Statute the Directors shall cause minutes to be kept of all resolutions and proceedings of members, whether at general meetings, class meetings or otherwise, and of Directors or managers (if any), or committees of Directors (if any), whether at meetings or otherwise. Such minutes shall be kept in writing at the Registered Office or at such other location as the Directors may determine.

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29.02

The minutes of a meeting, whether of the members or the Directors or a committee of the Directors, when signed by the person acting as the chairman of the meeting or by the person acting as the chairman of the next following meeting, shall until the contrary be proved be accepted as conclusive evidence of the matters stated in the minutes.

29.03

The Directors shall cause to be kept at the Registered Office the register of Directors and officers and the register of mortgages and charges required by the Statute. Alternate Directors shall be entered in the register of Directors and officers.

30.	POWERS OF DIRECTORS

30.01

The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statute or these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations, not inconsistent with the Statute or these Articles, prescribed by the Company in general meeting. No such regulations made by the Company in general meeting may invalidate any prior act of the Directors. This Sub-Article is without prejudice to the provisions of these Articles permitting delegation by the Directors.

30.02

Notwithstanding that the Statute or the Memorandum of Association may permit the Company to pursue objects or exercise powers which are charitable or benevolent or otherwise independent of the financial interests of the Company itself, the Directors shall not without the sanction of a special resolution pursue any such objects or exercise any such powers, provided that:

(a)	this Sub-Article does not apply to the declaration or payment of dividends, the redemption or purchase of shares or the conferring of other benefits upon members in accordance with these Articles;

(b)

The Directors on behalf of the Company may pay or procure the payment of gratuities, pensions and other benefits to persons who are or were officers or employees of the Company or any associated company, or widows or other dependents of such persons, whether or not the Company has any legal obligation to do so;

(c)	this Sub-Article does not apply to an action which, though it may in itself be gratuitous, is considered by the Directors to be in the financial interests of the Company;

(d)	if there is any reasonable doubt as to whether an action is prohibited by this Sub-Article, the Directors’ decision, if made in good faith, shall be conclusive.

30.03

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof by way of fixed charge, floating charge or other form of encumbrance, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. In the case of a charge over the uncalled capital of the Company or any part of it, the Directors may delegate to the charge holder (or any person acting as his trustee or appointed by him) the power to make calls on members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of monies becoming due in respect of calls and to give valid receipts for such monies; and such powers shall be assignable if expressed to be so.

30.04

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Directors may from time to time determine.

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31.	SECRETARY

31.01

The Secretary may, and one or more assistant secretaries may, be appointed by the Directors for such terms, at such remuneration and upon such conditions as the Directors think fit. Notwithstanding the terms or conditions of appointment, the Secretary and any assistant secretary may at any time be removed from office by the Directors.

31.02

Subject to any contrary term or condition of his appointment, an assistant secretary may exercise or perform any task or power conferred upon the Secretary by the Statute, by these Articles or by resolution of the Directors, but shall comply with any proper direction which may be given by the Secretary.

31.03

A provision of the Statute or of these Articles requiring or authorising anything to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

32.	COMMITTEES, OFFICERS, ATTORNEYS AND MANAGERS

32.01

The Directors may delegate any of their powers and discretions to committees consisting of such of their number as the Directors think fit and may at any time revoke any such delegation or discharge any such committee either wholly or in part. Every committee so formed shall in the exercise of the powers and discretions delegated to it conform to any regulations that may from time to time be imposed upon it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Directors. Subject to any regulations made by the Directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles concerning the meetings and proceedings of the Directors, including provisions for circular resolutions.

32.02

The Directors may on behalf of the Company appoint from their own number or otherwise such officers to perform such duties, to exercise such powers and discretions and upon such terms as the Directors think fit; but an officer of the Company may at any time be removed from office by the Directors.

32.03

The Directors may on behalf of the Company by power of attorney executed under hand by such person or persons authorised by the Directors to do so or, if applicable, under the Seal appoint any person or persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers and discretions (not exceeding those vested in or exercisable by the Directors) and for such period and subject to such conditions as the Directors may think fit; and any such attorney, if so authorised, may execute deeds and instruments on behalf of the Company under hand on behalf of the Company or his own hand and seal which shall bind the Company and have the same effect as if under hand on behalf of the Company or under the Seal of the Company.

32.04	The Directors may on behalf of the Company appoint such managers, custodians and agents with such duties, powers, and discretions and upon such terms as the Directors think fit.

32.05	Any delegation by the Directors pursuant to this Article may be on terms permitting sub-delegation.

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33.	SEAL

33.01

The Company may, but need not, have a Seal. If the Company has a Seal, every document to which the Seal has been affixed shall be countersigned by a Director or the Secretary or some other person authorised for this purpose by the Directors or a committee of Directors.

33.02

Notwithstanding the foregoing Sub-Article the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

33.03

The Company may have one or more duplicate Seals, as permitted by the Statute; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

34.	DIVIDENDS AND RESERVES

34.01

Subject to these Articles and subject to any direction of the Company in general meeting, the Directors may on behalf of the Company declare and pay dividends (including interim dividends) at such times and in such amounts as they think fit. For the avoidance of doubt it is declared that, subject as aforesaid, the Directors may, if it appears to them fair and equitable to do so, fix as the record date for a dividend a date prior to the declaration of the dividend.

34.02

Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an ordinary resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Statute.

34.03

The Directors may before declaring a dividend set aside such sums as they think fit as a reserve or reserves for any proper purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

34.04	Subject to these Articles and subject to any special dividend rights or restrictions for the time being attached to any shares or class of shares, if a dividend is declared:

(a)	every share shall confer on the holder as at the record date the right to participate in the dividend; and

(b)

the dividend shall be declared and paid according to the amounts (other than share premium) paid up on shares as at the record date or, if the Company is an exempted company and its shares have no par value, then on an equal per share basis.

34.05

The Directors may deduct from any dividend all sums of money presently payable by the holder to the Company, whether in respect of shares or otherwise; and the Directors may retain any dividend on shares over which the Company has a lien for any obligation presently due.

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34.06

Any dividend or other monies payable in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, the holder who is first named in the Register in respect of the shares; but this Sub-Article is without prejudice to any other method of payment which the Directors may think appropriate and, in the case of joint holders, payment to any one or more of them shall be a good discharge to the Company.

34.07	No dividend shall bear interest against the Company.

34.08

The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

34.09

With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class meeting) the Directors may determine that:

(a)

the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or

(b)

a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.

35.	SHARE PREMIUM ACCOUNT

35.01

Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Statute in regard to the Company’s share premium account, save that unless expressly authorised by other provisions of these Articles the sanction of an ordinary resolution shall be required for any application of the share premium account in paying dividends to members.

36.	CAPITALISATION ISSUES

36.01

The Directors may on behalf of the Company appropriate any sum standing to the credit of the share premium account or capital redemption reserve or any sum of profits available for dividend purposes (or credited to any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount) to members in the proportions in which such sum would have been divisible amongst them if distributed by way of dividend, and to apply such sum on their behalf in paying up in full unissued shares to be issued to the members in the said proportions. The Directors may determine all questions that arise concerning a capitalisation issue including the basis and terms of issue.

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37.	BOOKS OF ACCOUNT

37.01	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received or expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company;

and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. Such books shall be kept at such place or places as the Directors determine.

37.02

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and book of the Company or any of them shall be open to the inspection of members not being Directors; and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as authorised by the Directors or by the Company in general meeting.

37.03

Subject to any waiver by the Company in general meeting of the requirements of this Sub-Article, the Directors shall lay before the Company in general meeting, or circulate to members, financial statements in respect of each financial year of the Company, consisting of:

(a)	a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

(b)	a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year;

together with a report of the Directors reviewing the business of the Company during the financial year. The financial statements and the Directors’ report, together with the auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to members, no later than 180 days after the end of the financial year.

37.04

The financial year of the Company shall run from 1 January (or, in the case of the first financial year, the date of registration) to 31 December but, subject to any direction of the Company in general meeting, the Directors may from time to time prescribe some other period to be the financial year, provided that the Directors may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months

38.	AUDIT

38.01

The Company in general meeting may appoint Auditors to hold office until the conclusion of the next Annual General Meeting or earlier removal from office by the Company in general meeting; whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office until the conclusion of the next Annual General Meeting or earlier removal from office by the Company in general

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meeting. Unless fixed by the Company in general meeting the remuneration of the Auditors shall be as determined by the Directors. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.

38.02

The Auditors shall make a report to the members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to members, pursuant to this Article during the Auditors’ tenure of office.

38.03

The Auditors shall have right of access at all times to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and officers such information and explanations as the Auditors think necessary for the performance of the Auditors’ duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the members.

38.04

The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

39.	WINDING-UP

39.01

In the winding-up of the Company, subject to any special rights or restrictions for the time being attached to any shares or any class of shares, the assets available for distribution amongst the members as such shall be distributed according to the amounts (other than share premium) paid up on shares held by them.

39.02	In the winding-up of the Company the liquidator may determine that any winding-up distribution shall be made in whole or part by the distribution of specific assets.

40.	INDEMNITY

40.01

The Director and officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as “indemnified party”) shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own actual fraud or willful neglect or willful default; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, officer, or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such indemnified party.

40.02

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses

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hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

40.03

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

41.	NOTICES

41.01

Save as otherwise expressly provided in these Articles, notices by the Company pursuant to these Articles shall be in writing and may be given personally or by sending the notice by post, telex, telecopy or any other method of written communication; and, subject as aforesaid:

(a)	when sent by post the notice shall be deemed given sixty hours (or one hundred and twenty hours, if overseas) after posting the notice, postage prepaid, properly addressed (by airmail, if overseas);

(b)	a notice sent by telex or telecopy shall be deemed given immediately upon despatch properly addressed;

(c)	in any other case (other than delivery in person) the notice shall be deemed given at such time as the Directors estimate the notice should reach the addressee in the ordinary course.

41.02

A notice to a member may be addressed to him at his address shown in the Register. In the case of joint holders of a share, notice may be given to the holder first named in the Register in respect of the share, but notice to any of the joint holders shall be deemed notice to all.

41.03

Notice may be given by the Company to the person or persons whom the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a member or otherwise by operation of law, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death, bankruptcy or other event had not occurred.

42.	ALTERATION OF ARTICLES

42.01	Subject to the Statute, the Company may from time to time by special resolution alter or amend these Articles in whole or in part.

43.	TRANSFER BY WAY OF CONTINUATION

43.01

If the Company is exempted, it shall, subject to the provisions of the Statute and with the sanction of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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44.	FINANCIAL YEAR

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1 January in each year.

45.	MERGERS AND CONSOLIDATIONS

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statue) upon such terms as the Directors may determine and to the extent required by the Statute, with the approval of a Special Resolution.

46.	CLASS B ORDINARY SHARE CONVERSION

46.01

The rights attaching to the Class A Shares and Class B Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to Article 4.02) with the exception that the holder of a Class B Share shall have the conversion rights referred to in this Article.

46.02

Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”): (a) at any time and from time to time at the option of the holders thereof; and (b) automatically on the day of the closing of a Business Combination.

46.03

Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination at a ratio for which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, on an as-converted basis, in the aggregate, 20 per cent of the sum of all Class A Shares and Class B Shares in issue upon completion of the IPO plus all Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsor or its Affiliates upon conversion of working capital loans made to the Company.

46.04

Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in Article 4.02.

46.05

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or

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recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

46.06

Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

46.07

References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

46.08	Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

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Dated this 5th day of March 2021

Collas Crill Corporate Services Limited, a Cayman Islands Company of

Willow House, Cricket Square, P.O. Box 709

Grand Cayman KY1-1107, Cayman Islands

by:

Jane Magis

(Sgd.)
Kim Lewis

Witness to the above signature

Address:	Willow House, Cricket Square,
P.O. Box 709, Grand Cayman KY1-1107
Cayman Islands

Occupation:	Corporate Administrator

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